UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2008

Icahn Enterprises L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

Effective July 28, 2008, Dominick Ragone became Chief Financial Officer of Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) in accordance with an Employment Agreement dated as of May 1, 2008 (the “Agreement”), between Mr. Ragone and Icahn Enterprises Holdings. Pursuant to the Agreement, Mr. Ragone will serve as Chief Financial Officer of Icahn Enterprises Holdings and an officer, director, advisor or agent to Icahn Enterprises Holdings, Icahn Enterprises L.P. (“Icahn Enterprises”) and/or Icahn Enterprises G.P. Inc. (“Icahn Enterprises G.P.”), the general partner of Icahn Enterprises Holdings and Icahn Enterprises, and each of their respective direct and/or indirect subsidiaries. Mr. Ragone commenced full-time employment with Icahn Enterprises Holdings under the Agreement on July 28, 2008, and his employment period shall continue through December 31, 2011, unless otherwise terminated earlier pursuant to the terms of the Agreement.

Pursuant to the Agreement, Mr. Ragone is entitled to a base salary of $300,000 for the calendar year 2008 (the “Base Salary”), which Base Salary may be increased at the discretion of the Chairman of the Board of Directors (the “Board”) of Icahn Enterprises G.P. by up to approximately 10% for the calendar year 2009.  Mr. Ragone will be eligible to receive a one-time bonus in the amount of $1,150,000 for the calendar year 2008 (the “Bonus Compensation”), and which Bonus Compensation will be earned and payable provided that Mr. Ragone is actively employed on a full time basis by Icahn Enterprises Holdings on the day such bonus is to be paid. Additional bonuses will be payable at the discretion of the Chairman of the Board. In addition, Mr. Ragone will be entitled to receive from Icahn Enterprises Holdings a special bonus in the aggregate amount equal to (i) $1,200,000 minus (ii)  specified deductions (the “Special Bonus Compensation”).  The Special Bonus Compensation will be payable in three equal installments on the first business day of July 2009, July 2010 and July 2011, provided that Mr. Ragone is actively employed on a full time basis by Icahn Enterprises Holdings on the day such installment is to be paid.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this current report on Form 8-K by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)	Appointment of Chief Financial Officer

Effective July 28, 2008, Dominick Ragone, 46, became Chief Financial Officer of Icahn Enterprises Holdings in accordance with the Agreement between Mr. Ragone and Icahn Enterprises Holdings. Pursuant to the Agreement, Mr. Ragone will serve as Chief Financial Officer of Icahn Enterprises Holdings and an officer, director, advisor or agent to Icahn Enterprises Holdings, Icahn Enterprises and/or Icahn Enterprises G.P., and each of their respective direct and/or indirect subsidiaries. Mr. Ragone commenced full-time employment with Icahn Enterprises Holdings under the Agreement on July 28, 2008, and his employment period shall continue through December 31, 2011, unless otherwise terminated earlier pursuant to the terms of the Agreement.

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Prior to his appointment as Chief Financial Officer, from May 2007 to June 2008, Mr. Ragone was the Assistant Controller for Bear Stearns. Mr. Ragone also held positions as a Managing Director for Morgan Stanley from 2004 to 2007, and as a Partner for PricewaterhouseCoopers LLP from 1988 to 2004. During his tenure at PricewaterhouseCoopers LLP, Mr. Ragone served as a Professional Accounting Fellow with the SEC’s Office of the Chief Accountant from 1999 to 2001. Mr. Ragone received his B.S. degree in Accounting from Pace University.

See the disclosure under Item 1.01 of this current report on Form 8-K, which is incorporated herein by reference.

Effective as of July 28, 2008, Andrew R. Skobe is no longer the interim Chief Financial Officer and Chief Accounting Officer of Icahn Enterprises Holdings, positions he held since April 2, 2007. Mr. Skobe has assumed other financial responsibilities within Icahn Enterprises Holdings and its affiliated companies.

(d)	Entry into Material Compensatory Plan

Pursuant to the Agreement, Mr. Ragone is entitled to a Base Salary, Bonus Compensation and Special Bonus Compensation. See the disclosure under Item 1.01 of this current report on Form 8-K, which is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On July 28, 2008, Icahn Enterprises issued a press release with respect to the employment of Mr. Dominick Ragone, a copy of which is attached hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Dominick Ragone, dated as of May 1, 2008

99.1	Press Release, issued July 28, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.
its General Partner

	By:	/s/ Peter K. Shea
Peter K. Shea
President

Date: July 29, 2008